As filed with the Securities and Exchange Commission on June 30 , 2008
File No. 333-145831

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SURFACE COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	5039	20-8611799
(State or jurisdiction of incorporation or organization)	(Primary Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

2010 Industrial Blvd, Suite 605, Rockwall, Texas 75087     (972) 722-7351
(Address, including the ZIP code & telephone number, including area code of Registrant's principal executive   office)

2010 Industrial Blvd, Suite 605, Rockwall, Texas 75087     (972) 722-7351
(Address of principal place of business or intended principal place of business)

Richard Pietrykowski
2010 Industrial Blvd, Suite 605, Rockwall, Texas 75087     (972) 722-7351
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:   J Hamilton McMenamy
Law Offices of J. Hamilton McMenamy, P.C.
8222 Douglas, Suite 850
Dallas, Texas 75225
(214) 706-0938 Tel
(214) 550-8179 Fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|
 _______________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|
_________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share(1)	Minimum/Maximum Proposed Aggregate Offering(1)	Amount of Registration Fee
Common stock, $0.001 par value Minimum Maximum	150,000 1,000,000	$0.50 $0.50	$ 75,000 $500,000	$ 10 $ 64
Total maximum	1,000,000	$0.50	$500,000	$ 64

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. |X|

(1) Estimated solely for the purpose of calculating the registration fee.

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Initial public offering prospectus

Surface Coatings, Inc.

Minimum of 150,000 shares of common stock, and a
Maximum of 1,000,000 shares of common stock
$0.50 per share

We are making a best efforts offering to sell common stock in our company. The common stock will be sold by our officers and directors, Richard Pietrykowski and John Donahoe after the effective date of this registration statement. The offering price was determined arbitrarily and we will raise a minimum of $75,000 and a maximum of $500,000. The money we raise in this offering before the minimum amount, $75,000, is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit them in our bank account and retain the transfer agent who will then issue the shares. The offering will end on March 10, 2009 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded promptly to those who subscribed for our shares, without interest. There is no minimum purchase requirement for subscribers. After the offering, our officers and directors, Richard Pietrykowski and John Donahoe will continue to own sufficient shares to control the company.

The Offering:
	150,000 shares		1,000,000 shares
	Minimum offering		Maximum offering
	Per Share	Amount	Per Share	Amount

Public Offering Price	$0.50	$75,000	$0.50	$500,000

Offering expenses are estimated to be $16,769 if the minimum number of shares are sold, which equates to $0.08 per share, and $33,769 if the maximum number of shares are sold, which equates to $0.04 per share.

There is currently no market for our shares. We intend to work with a market maker who would then apply to have our securities quoted on the over-the-counter bulletin Board or on an exchange as soon as practicable after our offering. We will close our offering on March 10, 2009 . However, it is possible that we do not get trading on the over-the-counter bulletin Board, and if we do get quoted on the bulletin board, we may not satisfy the listing requirements for an exchange, which are greater than that of the bulletin board.
____________________________

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on Page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.
_____________________________

This Prospectus is dated __________________________

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PROSPECTUS SUMMARY
OUR COMPANY

We were formed as a corporation on February 12, 2007 in Nevada in order to acquire 100% of the outstanding stock of Surface Armor, LLC, a Texas limited liability company (SAL).

Surface Coatings, Inc is a converter and master distributor of temporary surface protection tapes, serving the Americas from our operations and distribution center in Rockwall, Texas. We inventory a wide assortment of self-adhering, bulk films and convert them into rolls of tape at customer-specified widths, lengths, and quantities. We specialize in providing custom products, in reasonable quantities, at standard prices, and at off-the-shelf turnaround times.
The company was established to provide companies and individuals with the most progressive and positive answers to their temporary surface protection needs, quickly and at a reasonable price. The Surface Coatings, Inc warehouse is climate controlled which means our customers receive the highest quality without worrying about freeze/thaw or the 100+ degree Texas heat damaging their products. Additionally, Surface Coatings, Inc takes pride in having a “Can Do” attitude, maintaining customer-service-based relationships and dedicating ourselves to helping customers find solutions to both recurring and out-of-the-ordinary problems.  Our website is www.conarmor.com.

THE OFFERING

Our officers and directors will be selling the offering.
	Minimum	Midpoint	Maximum
Common shares offered	150,000	500,000	1,000,000
Common shares outstanding before this offering	5,000,000	5,000,000	5,000,000
Total shares outstanding after this offering	5,150,000	5,500,000	6,000,000

Officers, directors and their affiliates will be able to purchase shares in this offering, but only up to 5% of the amount sold .

SUMMARY FINANCIAL DATA

The following table sets forth certain of our summary financial information. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.
Balance Sheet	UNAUDITED Mar 31, 2008	RESTATED Dec 31, 2007	RESTATED Dec 31, 2006	AUDITED Dec 31, 2005
Working Capital	($46,227)	($29,577)	($21,098)	$52,479
Total Assets	$92,858	$69,194	$39,900	$75,364
Total Liabilities	$195,953	$152,043	$57,666	$22,885
Stockholders' Equity	($103,095)	($82,849)	($17,766)	$52,479

Statement of Operations	UNAUDITED Mar 31, 2008	RESTATED Dec 31, 2007	RESTATED Dec 31, 2006	AUDITED Dec 31, 2005
Revenue	$143,997	$269,904	$151,908	$4,336
Cost of sales	$89,352	$158,374	$115,857	$2,412
General and administrative	$73,008	$180,433	$98,677	$5,937

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Other income (expense)	( $1,883)	($2,672)	($1,127)	$0
Net loss	($20,246)	($71,575)	($63,753)	($4,013)
Loss per share: Basic & diluted	($0.00)	($0.01)	($0.01)	($0.00)
No. Shares outstanding	5,000,000	5,000,000	5,000,000	5,000,000

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RISK FACTORS

You should carefully consider the risks described below and all other information contained in this prospectus before making an investment decision. We have identified all material risks known to, and anticipated by, us as of the filing of this registration statement.

We have a limited operating history, with cumulative losses since inception, which, if losses continue, could cause us to run out of money and close our business.

We have an accumulated deficit from operations. There is not sufficient gross revenue and profit to finance our planned growth and, without additional financing as outlined in this prospectus, we could continue to experience losses in the future. Our accumulated deficit from operations through March 31, 2008 was $159,587 . We may incur significant expenses in promoting our business, and as a result, will need to generate significant revenues over and above our current revenue to achieve consistent profitability. If we are unable to achieve that profitability, your investment in our common stock may decline or become worthless.

We rely on our two officers for decisions and they may make decisions that are not in the best interest of all stockholders.

We rely on our two officers, Richard Pietrykowski and John Donahoe, to direct the affairs of the company and rely upon them to competently operate the business. We do not have key man insurance on them and have no employment agreements with them. Should something happen to them, this reliance on two people could have a material detrimental impact on our business and could cause the business to lose its place in the market, or even fail. Such events could cause the value of our stock to decline or become worthless.

Our two officers will retain control over our business after the offering and may make decisions that are not in the best interest of all stockholders.

Upon completion of this offering, our two officers, Richard Pietrykowski and John Donahoe, will, in the aggregate, beneficially own approximately 90.00% (or 75.00% if maximum is sold) of the outstanding common stock. As a result, our two officers will have the ability to control all the matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all of our assets. They will also control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to take control of us, even if the transaction would be beneficial to other stockholders. This in turn could cause the value of our stock to decline or become worthless.

The nature of our business is dependent on a number of factors

Our quarterly and annual sales could vary significantly depending on a number of factors, including, but not limited to: a significant downturn in the construction and remodeling industry, fluctuating customer demand, delay or timing of raw materials, variations in selling product mix and price competition.  The failure of achieving quarterly or annual revenue and profits expectations would likely adversely affect the price of our common stock.

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Although we believe the funds we raise in this offering will allow us to generate sufficient funds from operations, if that is not the case, we may have to raise additional capital which may not be available or may be too costly, which, if we cannot obtain, could cause us to have to cease our operations.

We expect that the funds we raise in this offering will take us to the point of a positive cash flow. However, if that does not turn out to be the case, our capital requirements could be more than our operating income. As of March 31 , 2008 , our cash balance was $20,117 . We do not have sufficient cash to indefinitely sustain operating losses, but believe we can continue generate positive cash flow within twelve months from the funds raised in this offering. Our potential profitability depends on our ability to generate and sustain substantially higher net sales with reasonable expense levels. We may not operate on a profitable basis or that cash flow from operations will be sufficient to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund our planned growth for the year after we close on the offering assuming we raise the minimum amount in this offering. Thereafter, if we do not achieve profitability, we will need to raise additional capital to finance our operations. We have no current or proposed financing plans or arrangements other than this offering. We could seek additional financing through debt or equity offerings. Additional financing may not be available to us, or, if available, may be on terms unacceptable or unfavorable to us. If we need and cannot raise additional funds, further development of our business, upgrades in our technology, additions to our product lines may be delayed or postponed indefinitely; if this happens, the value of your investment could decline or become worthless.

No public market for our common stock currently exists and an active trading market may never materialize, and an investor may not be able to sell their stock.

Prior to this offering, there has been no public market for our common stock. We plan work with a market maker who would then apply to have our securities quoted on the OTC Bulletin Board. In order to be quoted on the OTCBB, we must be sponsored by a participating market maker who would make the application on our behalf; at this time, we are not aware of a market maker who intends to sponsor our securities and make a market in our stock. Assuming we become quoted, an active trading market still may not develop and if an active market does not develop, the market value could decline to a value below the offering price in this prospectus. Additionally, if the market is not active or illiquid, investors may not be able to sell their securities.

If a public trading market for our common stock materializes, we will be classified as a ‘penny stock’ which has additional requirements in trading the stock, which could cause you not to be able to sell your stock.

The U.S. Securities and Exchange Commission treats stocks of certain companies as a ‘penny stock’. We are not aware of a market maker who intends to make a market in our stock, but should we be cleared to trade, we would be classified as a ‘penny stock’ which makes it harder to trade even if it is traded on an electronic exchange like the over-the-counter bulletin board. These requirements include (i) broker-dealers who sell to customers must have the buyer fill out a questionnaire, and (ii) broker-dealers may decide upon the information given by a prospective buyer whether or not the broker-dealer determines the stock is suitable for their financial position. These rules may adversely affect the ability of both the selling broker-dealer and the buying broker-dealer to trade your securities as well as the purchasers of your securities to sell them in the secondary market. These requirements may cause potential buyers to be eliminated and the market for the common stock you purchase in this offering could have no effective market to sell into, thereby causing your investment to be worthless.

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Investing in a penny stock has inherent risks, affecting both brokers, buyers and sellers, which could cause the marketability of your stock to be lesser than if there were not those requirements.

When a seller of a ‘penny stock’ desires to sell, they must execute that trade through a broker. Many brokers do not deal in penny stocks, so a seller’s ability to market/sell their stock is reduced because of the number of brokers who engage in trading such stocks. Additionally, if a broker does engage in trading penny stocks, and the broker has a client who wishes to buy the stock, they must have the client fill out a number of pages of paperwork before they can execute the trade. These requirements cause a burden to some who may decide not to buy because of the additional paperwork. Thus, the marketability of your stock is less as a penny stock than as a stock listed on an exchange. This could cause your investment to be worth less liquid and investors may not be able to market their shares effectively.

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offering at $0.50 per share, you will pay substantially more than our current shareholders. The following represents your dilution: (a) if the minimum of 150,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to ($0.01) per share and an immediate dilution to the new shareholders of $0.51 per common share; (b) if the midpoint of 500,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.02 per share and an immediate dilution to the new shareholders of $0.48 per common share. and (c) if the maximum of 1,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.06 per share and an immediate dilution to the new shareholders of $0.44 per common share.

Investors are not able to cancel their subscription agreements they sign, therefore losing any chance to change their minds.

Once the Company receives an investors subscription, they will not be able to cancel their subscription. The investor will therefore lose any right or opportunity to change their mind after receipt by the Company.

Our offering price of $0.50 was determined arbitrarily by our President.  Your investment may not be worth as much as the offering price because of the method of its determination.

The President arbitrarily determined the price for the offering of $0.50 per share.  As the offering price is not based on a specific calculation or metric the price has inherent risks and therefore your investment could be worth less than the offering price.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements. These forward looking statements are not historical facts but rather are based our current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates", and variations of these words and similar expressions, are intended to identify forward looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward looking statements. In addition, the forward looking events discussed in this prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect our management's view only as of the date of this prospectus.

DILUTION

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.

The book value of our common stock as of March 31, 2008 was negative $103,095 or negative $0.02 per share. Projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of common stock offered by us in this offering, and the receipt and application of the estimated net proceeds (at an initial public offering price of $0.50 per share, after deducting estimated offering expenses), our projected book value as of March 31, 2008 would be: Negative $44,864 or negative $0.01 per share, if the minimum is sold, $122,636 or $0.02 per share, if the midpoint amount is sold, and $363,136 or $0.06 per share, if the maximum is sold.

This means that if you buy stock in this offering at $0.50 per share, you will pay substantially more than our current shareholders. The following represents your dilution:

•
if the minimum of 150,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to negative $0.01 per share and an immediate dilution to the new shareholders of $0.51 per common share.

•
if the midpoint amount of 500,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.02 per share and an immediate dilution to the new shareholders of $0.48 per common share.

•
if the maximum of 1,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.50 to $0.06 per share and an immediate dilution to the new shareholders of $0.44 per common share.

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The following table illustrates this per share dilution:

	Minimum	Midpoint	Maximum
Assumed initial public offering price	$0.50	$0.50	$0.50
Book value as of March 31,2008	($0.02)	($0.02)	($0.02)
Projected book value after this offering	($0.01)	$0.02	$0.06

Increase attributable to new stockholders:	$0.01	$0.04	$0.08

Projected book value as of
March 31, 2008 after this offering	($0.01)	$0.02	$0.06
Decrease to new stockholders	($0.51)	$(0.48)	$(0.44)
Percentage dilution to new stockholders	102%	96%	88%

The following table summarizes and shows on a projected basis as of March 31, 2008 , the differences between the number of shares of common stock purchased, the total consideration paid and the total average price per share paid by the existing stockholders and the new investors purchasing shares of common stock in this offering:

Minimum offering	Number of shares owned	Percent of shares owned	Amount paid	Average price per share
Current investors	5,000,000	97.09	$13,500	$0.01
New investors	150,000	2.91	$75,000	$0.50
Total	5,150,000	100.00	$88,500

Midpoint offering
Current investors	5,000,000	90.91	$ 13,500	$0.01
New investors	500,000	9.09	$250,000	$0.50
Total	5,500,000	100.00	$263,500

Maximum offering
Current investors	5,000,000	83.33	$ 13,500	$0.01
New investors	1,000,000	16.67	$500,000	$0.50
Total	6,000,000	100.00	$513,500

PLAN OF DISTRIBUTION

The common stock is being sold on our behalf by our two officers and directors, who will receive no commission on such sales. All sales will be made by personal contact by our two officers and directors, Richard Pietrykowski and John Donahoe. We will not be mailing our prospectus to anyone or soliciting anyone who is not personally known by them, or introduced or referred to them. We have no agreements, understandings or commitments, whether written or oral, to offer or sell the securities to any individual or entity, or with any person, including our attorney, or group for referrals and if there are any referrals, we will not pay finders fees.

The officers will be selling the common stock in this offering relying on the safe harbor from broker registration under the Rule 3a4-1(a) of the Securities Exchange Act of 1934. The officers qualifies under this safe harbor because they (a) are not subject to a statutory disqualification, (b) will not be compensated in connection with his participation by the payment or other remuneration based either directly or indirectly on transactions in the securities, (c) are not an associated person of a broker dealer, and have not been an associated person of a broker dealer within the preceding twelve months, and (d) primarily performs, and will perform, after this offering, substantial duties for the issuer other than in connection with the proposed sale of securities in this offering, and he is not a broker dealer, or an associated person of a broker dealer, within the preceding 12 months, and they have not participated in selling securities for any issuer in the past 12 months and shall not sell for another issuer in the twelve months following the last sale in this offering.

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Additionally, they will be contacting relatives, friends and business associates to invest in this offering and provide them with a printed copy of the prospectus and subscription agreement. No printed advertising materials will be used for solicitation, no internet solicitation and no cold calling people to solicit interest for investment.  Officers, directors and affiliates may purchase shares in this offering, but only up to five percent of the total amount sold.

The money we raise in this offering before the minimum amount is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit the funds in our bank account and retain the transfer agent who will then issue the shares. We do not have an escrow agreement or any other agreement regarding the custody of the funds we raise. The offering will end on March 10, 2009 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded by the end of the next business day to those who subscribed for our shares, without interest. The offering will close on March 10, 2009 , if not terminated sooner.

The subscription agreement will provide investors the opportunity to purchase shares at $0.50 per share by purchasing directly from the Company. The agreement also provides that investors are not entitled to cancel, terminate or revoke the agreement. In addition, if the minimum subscription is not raised by March 10, 2009 , the subscription agreement will be terminated and any funds received will be promptly returned to the investors. Changes in the material terms of this offering and the effective date of this registration statement will terminate the original offer and subscribers would then be entitled to a refund. Material changes include a) extension of the offering period beyond March 10, 2009 , b) a change in the offering price, c) a change in the minimum purchase required by investors, d) a change in the amount of proceeds necessary to release proceeds to the company, and e) a change in the application of proceeds from the offering.

Certificates for shares of common stock sold in this offering will be delivered to the purchasers by Signature Stock Transfer, Inc., the stock transfer company chosen by the company within 30 days of the minimum subscription amount being raised. The transfer agent will only be engaged in the event that we obtain at least the minimum subscription amount in this offering.

USE OF PROCEEDS

The total cost of the minimum offering is estimated to be $16,769, or $33,769 if the maximum is sold consisting primarily of legal, accounting and blue sky fees (the fees charged by regulatory agencies or states with regard to this offering).

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The following table sets forth how we anticipate using the proceeds from selling common stock in this offering, reflecting the minimum and maximum subscription amounts:

	$75,000 Minimum	$250,000 Mid-Level	$500,000 Maximum
Legal, Accounting & Printing Expenses	$ 6,500	$ 15,000	$ 23,000
Other Offering Expenses	10,269	10,769	10,769
Net Proceeds to Company	58,231	224,231	466,231
TOTAL	$75,000	$250,000	$500,000

The following describes each of the expense categories:
•
Legal, accounting and printing expense is the estimated costs associated with this offering. As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings.  Also, as more shares are sold, our printing expenses will increase.

•
Other offering expenses include SEC registration fee, blue sky fees and miscellaneous expenses with regards to this offering.  The blue sky fees are fees charged by the States to pay for registering in various states, which vary by state, as well as additional legal fees.

The following table sets forth how we anticipate using the net proceeds to the company:

	$75,000 Minimum	$250,000 Mid-Level	$500,000 Maximum
Marketing/Advertising	$7,000	$11,500	$18,000
Inventory and equipment purchases	28,000	121,000	248,000
Salaries, commissions	15,000	60,000	125,000
New location opening costs	0	18,000	37,000
General corporate overhead (1)	8,231	13,731	38,231
Proceeds to company	$58,231	$224,231	$466,231

(1) General Corporate overhead includes office rents, office supplies, utilities, taxes, and any other expense incurred in the normal course of business.

We do not plan to use any of the proceeds to pay off debts owed by the Company. Additionally, all amounts allocated for salaries/commissions will be for new hires and not for officers or directors of the company.  For a more detailed discussion of the use of proceeds, reader is referred to the Management’s Discussion and Plan of Operation section of this offering.

The proceeds from this offering will enable the Company to further develop its web-based business model which in turn provides access to markets that are currently unreachable.  We plan to expand our web-based business through integrated marketing campaigns which include: advertising, buying targeted lists and utilizing banner advertising on partner web-sites.

Advertising: We plan to utilize both traditional advertising mediums (newspaper, industry magazines, etc.) and the internet (web-site banners).

Targeted-lists and e-mails:  We are researching the benefits of purchasing industry target lists.  Through this medium we would be able to reach a new set of customers that to-date have been unaware of our product line.

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Location Expansion: With the amount raised we expect to move our facility within Rockwall to a specific purpose building.  The building will be 10,000 s.f. with 8,000 s.f. for production/warehousing, 1,000 s.f. for office/admin and 1,000 free for expansion.  We have budgeted no funds for location expansion if the minimum amount is raised but have budgeted $18,000 if the midpoint amount is raised and that is broken down as follows: $10,000 for leasehold improvements and $8,000 for equipment.  If the maximum is raised we plan to move into a 20,000 s.f. facility with 18,000 s.f. being dedicated to production / warehousing.  We have budgeted $37,000 if the maximum is raised, that is broken down as follows: $20,000 for leasehold improvements and $17,000 for equipment.  Opening new locations will be dependent on future sales growth and customer requirements.

We plan on developing partnerships with the targeted companies and achieve preferred supplier status.  By having preferred supplier status we expect volume to increase as we capitalize on the designation in the market place through our integrated marketing campaigns.

DESCRIPTION OF BUSINESS

Surface Armor, LLC was formed in 2005 by Mr. Pietrykowski.  In conjunction with the formation of the Company Mr. Donahoe provided council and working capital as the Company required.  In 2007 Mr. Donahoe became an officer and Director and brings 30 years of experience in general contracting . Mr. Donahoe has become integral to the success of the company, spending approximately 20% of his time overseeing business strategy and financial planning.  Our stated goal is to serve the ever-expanding market of protecting expensive finishes and all types of surfaces from damage during manufacturing processes, shipping, handling and installation.   In April 2006 Surface Coatings, Inc. was created with the express purpose to acquire Surface Armor, LLC.  The shareholders are the same as Surface Armor, LLC and therefore there was no cash consideration in the transaction.  Consequently the Surface Armor, LLC operations became Surface Coatings, Inc.

The company offers the most progressive and complete solutions to our customer’s temporary surface protection needs.  Our business model is set-up to serve The Americas from our facility in Rockwall, Texas where we inventory and convert all our materials and products.  Our warehouse is climate controlled ensuring consistent quality in the Texas heat in the summer and the freeze/thaw weather pattern in the winter.

We inventory a wide assortment of self-adhering, bulk films and convert them into rolls at customer-specified widths, lengths, and quantities. We specialize in providing custom products, in reasonable quantities, at standard prices, and at off-the-shelf turnaround times.  This model has enabled us to gain traction in the market place while we grow our business.  Providing the converted product is just one part of our product offering – the other, service.  We have a customer focused, server-based relationship model that assists our customers in finding solutions to their surfacing needs as well as any out-of-the-ordinary problems.

As is the case in many industries, efficiency is critical, and the construction business is no different.  Contractors are under increasing pressure to complete projects and therefore are more aware of damage done to already completed work.  Our products are solutions to real needs that companies experience every day.

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With respect to our competitive position in the industry, the surface protection industry is served by at least 30 foreign and domestic manufacturers of films and tapes. According to a recent Coatings World analysis (http://www.coatingsworld.com/articles/2007/07/2007-top-companies-report.php), the world wide market for coatings based on annual sales of paint, coatings, adhesives, sealants and related products is approximately $75 billion. Of this amount, the U S market accounts for approximately $30 billion.These sales represent manufacturers and distributors. We distribute the product and as such serve the small manufacturer and contractor. Our competitive position in the industry is defined by our ability to deliver timely and of a high quality coupled with price competitiveness.  To that end, on an annually pro-forma basis, fiscal year 2008 sales are 111% ahead of those of fiscal year 2007.  Consequently, we believe our busines s model affirms our competitive position in the industry relative to the customers we are targeting.  Historically, customers primarily purchased from local distributors. With the broad reach of the internet, low order quantity customers, that don’t require direct assistance from a local distributor, prospect the web for an effective product at a reasonable price. Once a film/tape has been approved for use in production, customers are slow to change to another product as the cost of evaluating a new product can exceed the potential savings to be gained by changing.

Because we do not have field sales people knocking on high-volume prospects’ doors, we don’t really compete on a head to head basis. Our competitive position is based on servicing the customers needs:
•	Low order minimum quantity
•	Fast turnaround
•	High quality

Prospects find us on the web and our method of competition is:
•	Provide price quotes within the hour (industry average is 24-72 hours)
•	Ship samples within 24 hours (industry average is 7-14 days)
•	Ship orders within 48 hours (industry response ranges from several days to three weeks)
•	Few competitors are able to respond as rapidly as we are, giving us a competitive edge

Due to our growth we have not experienced any significant seasonality.  There is some seasonality in the construction market (February and November) but the manufacturing market is more consistent.  As we grow we continue to market to both industries thereby decreasing the impact of seasonality.

The company currently serves a customer base of 430 accounts, yielding an average gross margin per sale of 41.91% and we do not have any contracts or arrangements of consequence with any customer or supplier. Our customers are primarily small manufacturers and contractors which order by phone for direct shipment to the location they need the product. In our market research, we have learned that many customers utilize our web site to determine our product offerings and pricing and then pick up the phone and order the product.  Consequently, the web site allows us to not be confined to any geographic market area and through nationwide shipping & delivery companies we are able to service customers from coast-to-coast. Our business model focuses on the ordering and delivery process which is summarized below:

Existing Customers typically have repeat orders of specific products and dimension. The process includes:
1.	Customer faxes/emails orders to Surface Armor
2.	Surface Armor emails order confirmation to customer, confirming price and ship date (typically within 2 days)
3.	Job tickets, carton labels and product labels are issued to production from customer service
4.	Production takes bulk film from warehouse inventory, winds the specified log lengths and slices rolls at the specified widths
5.	Rolls are labeled, inspected and packaged
6.	Customer Service issues invoices, packing slips, shipping documents
7.	Packaged products are shipped via customer specified carrier (UPS, FedEx, common carrier) and service level (Ground, Next Day, etc.)

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New Customers have typically been provided with technical data sheets, product samples and pricing information prior to their first order
1.	New Customer demographic information is entered into the order processing computer system
2.	Approved credit status or Credit Card information is entered into system
3.	If appropriate, new inventory items are created for new film type and/or product dimensions
4.	Orders are processed, as above, for existing customers

Sales segment summary for the periods presented:

	$2007	2006	2005
FILM	256,458	117,458	4,336
LIQUID	6,782	34,450	0
DISPENSERS	6,664	0	0
TOTAL	269,904	151,908	4,336

If the minimum proceeds are not raised, we believe we will have sufficient cash flow to meet our cash requirements for the next twelve months and will not need additional financing in this period, as the Company was cash flow positive for the three months ended March 31, 2008.   Our sales continue to grow quarter-over-quarter and we anticipate that this trend will continue and we will be cash flow positive on an on-going basis.

If the minimum proceeds are raised w will use them to increase our sales and further strengthen our cash-flow positive operations.

PRODUCTS

Surface Coatings, Inc delivers product for various purposes, namely General Surface Protection, Glass Surface Protection, Laminate Surface Protection, Metal Surface Protection, and Plastic Surface Protection. Identified previously are sales of Liquid and Dispenser products. As of today, the company has discontinued the distribution of all liquid peelable coatings. The Dispensers are companion products to protective films that are used in manufacturing environments. They are an aid to applying the protective films/tapes, especially where the film length needs to be measured and/or the dispensing task is very repetitive. Consequently, although identified as a separate sales line item, they are broken out for internal accounting purposes and are not sold directly to end users.  The company’s Film products are summarized below:

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In addition to surface protection products, Surface Coatings, Inc provides industry specific protection films. Such industries are highlighted as follows:

AIRCRAFT ADHESIVE TAPE & PROTECTIVE FILM
Surface Coatings, Inc maintains an inventory of protection films that are widely used in the aircraft industry to protect against damage and ultraviolet rays.

Carpets
Custom cut carpet film available for immediate delivery
Windows
Protection for window acrylics to prevent damage while your plane is in storage in maintenance or between flights.
Seats
Prevent stains snagging or damage to all types of fabric seats
Canopies
From canopies to leading edge protection, we can find a solution to your temporary surface protection problems.

AUTOMOTIVE PROTECTION TAPE
Surface Coatings, Inc manufactures pressure sensitive tapes that offer temporary protection for the interior and exterior of automobiles.

Interior – Windows, seats & carpet…
Exterior – Windows, accessories & painted metals…

Carpet protection
Surface Coatings, Inc carpet tapes keep flooring looking like new, even after transport and test drives.
Auto glass protection
Our pressure sensitive films will protect the glass from scratching, pitting, and paint overspray.
Pre-paint and post-paint protection
Protection from assembly line damage to post paint transportation. Surface Coatings, Inc films cover and protect commonly damaged areas of the car.
Specialty films
Surface Coatings, Inc will develop custom products based on your needs and specifications.

CONSTRUCTION - TEMPORARY PROTECTION FILM
Protect Profit By Protecting Finishes
One scratch on a window, One scratch on an expensive counter top, One stain on an expensive carpet and earned profit may be forfeited due to damage. Our inventory of construction film will protect windows, carpets and counter tops from accidents and carelessness which will give peace of mind knowing that earned profit is protected.

We keep a full inventory of construction protection films in our warehouse ready for immediate shipment or we will custom convert protection films specific to need:

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Carpeting
Carpet film resists punctures and protects installed carpets from mud, abrasion, snags or most other abuse that generally occurs during construction. Our carpet film removes easily and does not leave a residue when used as directed. Surface Coatings, Inc stocks 2’ & 3’ widths of carpet film in 2mil and 3mil thicknesses. 2mil carpet film is guaranteed for 30 days and the 3mil carpet film is guaranteed for 45 days use. If you require custom widths or lengths let us know and we will convert the products to your specifications. Surface Coatings, Inc carpet film is reverse wound for easy application.
Windows
Surface Coatings, Inc stocks a wide range of window protection film, including 90 day, 180 day and 360 day protection. (360 day tape is recommended for a controlled environment such as a warehouse or assembly line.) Our window film protects your glass from scratching and abrasion caused by mortar, cleaning, mud, paint, etc. and incorporates graduated protection from ultraviolet sun rays.(90,180 and 360 day UV protection) Surface Coatings, Inc will custom convert our window film based on your size specifications. Our protection film removes easily and leaves no residue behind when used as directed.
Hard Floors
Surface Coatings, Inc converts films that protect granite, marble, tile and other non-wood hard floors from scratches. These products are useful in both commercial and residential construction.
Countertops
Replacing a countertop can significantly delay construction not to mention the labor and material costs. That's why Surface Coatings, Inc converts films to protect laminate, solid surfaces, granite, marble or specialty surfaces from scratches, gouges and abrasion. We carry an inventory of standard sizes and will also custom cut film to your specifications.
Tubs, Sinks and Spas
Main Tape's films for acrylic, porcelain and ceramic surfaces can protect tubs, sinks and spas during manufacturing, handling, transit and construction.

CONSUMER ELECTRONICS PROTECTION
Surface Coatings, Inc manufactures a variety of films that will protect your electronics from scratches and abrasions.

TFT/LCD and LED Screens
Computer screens, Television screens, Calculator faces and bezels, Telephone screens, Printer and Copier faces.
Mobile phone lenses and PDA
Mobile phone, Blackberry and PDA faces.
Backlit Units
All types of backlit products that need protection from damage during manufacturing and transportation.
Touch panels – ITO
Computer touch screens.
Custom products for most electronics and plastics.
Whatever the plastic or the shape, there is a protection solution.

FURNITURE PROTECTION
Prevent Scratches and Gouges
Furniture and laminates create special challenges during shipping. Just one ding or stain can dramatically decrease the value of a bookcase, desk, speaker cover, or other vulnerable item.

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Furniture manufacturers and movers can rely on Surface Coatings, Inc for high quality pressure sensitive tapes that are easy to install, easy to remove and won’t leave residue when used as directed. Our tapes can either be installed by hand or during the fabrication process by machines.

High-pressure laminate
Hard surface laminates on counter tops, wall panels and any other products that are vulnerable to scratches, gouging or abrasion.
Low-pressure laminates
Surface Coatings, Inc offers options for even the most expensive acrylics or soft laminates without leaving a residue or affecting colors.
Vinyl overlays
Specialty surfaces can be protected thru customized surface protection solutions.  Coated and uncoated solid surfacing materials (such as wood) before fabrication into countertops, cabinets, furniture and the like protect your furniture components from damage during the fabrication and transportation process.

GLASS & MIRROR PROTECTION FILM AND TAPE
Insure That Your Glass And Mirrors Remain Scratch Free
Surface Coatings, Inc carries a full line of self adhering protection films that protect glass and mirrors during fabrication, transportation and installation. If we don’t have your specification on the shelf, Surface Coatings, Inc will custom convert the film to your exact requirement.

Mirrors
Surface Coatings, Inc Mirror protection film is ideal for hand or machine application and will protect your products during every phase of the process, fabrication, transportation and installation.

Windows
Surface films are designed to protect windows, glass and shower doors from damage caused by fabrication, transportation, installation, and construction activities. Films are available in varying thicknesses that last 30, 90, 180 or even 360 days. These films are easy to install, easy to remove and do not leave a residue when used as directed.
Auto glass protection
In the automotive aftermarket, glass manufacturers and installers are covering new glass windows with Surface Coatings, Inc films. This prevents scratching during shipping and installation.

METAL PROTECTION
Preventing Damage to Smooth and Polished Surfaces
From raw materials to finished products, Surface Coatings, Inc provides protection products to serve your industry. Give us your specifications and we will design a customized solution for your needs.

Aluminum
Surface Coatings, Inc custom films protect mill-finished, buffed, brushed or mirrored aluminum during fabrication, processing, handling, and shipment.

Stainless steel
Surface Coatings, Inc gives stainless steel the special protection it needs during processing, break forming, punching, drawing, drilling, plasma cutting, shipping, and handling.

Painted metals
From pre-fabricated panels to appliances and metal buildings, painted metals need special protection during fabrication, manufacturing, shipping, and handling.

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PLASTIC PROTECTION
Tapes ¾” and Wider
From large plastic sheets of acrylic and polycarbonate to the smallest plastic products, Surface Coatings, Inc custom converts tapes specially formulated to protect plastics from scratches and abrasions. These tapes apply and remove easily, leaving no sticky residue when used as directed.

SURFACE COATINGS, INC STRATEGIES
Our Business Strategy:
Our objective is to become a leading distributor of temporary surface protection tapes.  We plan to achieve this objective by continuing to implement our business strategy, which includes the primary elements we discuss below.

Marketing and Sales:
Our marketing efforts target manufacturers and processors of metals, plastics and glass.  In the past we have generated a significant amount of our revenues through web based advertising. We plan to supplement search engine advertising with traditional advertising and marketing channels to accelerate sales growth.

Customers:
We rely heavily on repeat customers. Our management is responsible for developing and maintaining successful long-term relationships with key customers.  We are not dependent on any one customer. Rather, we have built up a customer base which we market to and have developed into steady repeat customers.

Government Regulation:
At the present time there are no federal government regulations are in effect that would impact our business operations.

Our Qualifications:
Our qualifications are our reputation and experience in the surface protection industry.

Industry and Competitors
An industry founder, competitor and primary manufacturer of surface protection products is 3M Corporation, a NYSE publicly traded company.  3M products are sold through numerous distribution channels, including directly to users and through numerous wholesalers, retailers, jobbers, distributors and dealers in a wide variety of trades in many countries around the world. Management believes the confidence of wholesalers, retailers, jobbers, distributors and dealers in 3M and its products — a confidence developed through long association with skilled marketing and sales representatives — has contributed significantly to 3M’s position in the marketplace and to its growth. 3M has 169 sales offices worldwide, with 10 in the United States and 159 internationally.

3M is not a supplier to the Company. Our primary raw materials are adhesive-backed films and kraft-paper cores. Our primary supplier of films is Main Tape out of Cranbury, NJ (90%). Our primary supplier of cores is Sonoco out of Dallas, Texas (100%). Both materials are readily available. We are significantly dependent upon Main Tape as a supplier due to the performance characteristics of the proprietary adhesives. We do have backup suppliers, specifically Surface Guard in Illinois, with reasonably comparable products, however, to convert our customer base over to a new supplier’s products would be a high effort undertaking.

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The surface protection industry is served by at least 30 foreign and domestic manufacturers of films and tapes. Historically, customers primarily purchased from local distributors. With the broad reach of the internet, low order quantity customers, that don’t require direct assistance from a local distributor, prospect the web for an effective product at a reasonable price. Once a film/tape has been approved for use in production, customers are slow to change to another product as the cost of evaluating a new product can exceed the potential savings to be gained by changing.

Because we do not have field sales people knocking on high-volume prospects’ doors, we don’t really compete on a head to head basis. Our competitive position is based on servicing the customers needs:
•	Low order minimum quantity
•	Fast turnaround
•	High quality

Prospects find us on the web and our method of competition is:
•	Provide price quotes within the hour (industry average is 24-72 hours)
•	Ship samples within 24 hours (industry average is 7-14 days)
•	Ship orders within 48 hours (industry response ranges from several days to three weeks)
•	Few competitors are able to respond as rapidly as we are, giving us a competitive edge

Due to our growth we have not experienced any significant seasonality.  There is some seasonality in the construction market (February and November) but the manufacturing market is more consistent.  As we grow we continue to market to both industries thereby decreasing the impact of seasonality.

Future products and services:
At the present time, we do not have plans to develop or market additional products or services.

Sources and Availability of Raw Material:
Our primary raw materials are adhesive-backed films and kraft-paper cores. Our primary supplier of films is Main Tape out of Cranbury, NJ (90%). Our primary supplier of cores is Sonoco out of Dallas, Texas (100%). Both materials are readily available. We are significantly dependent upon Main Tape as a supplier due to the performance characteristics of the proprietary adhesives. We do have backup suppliers, Specifically Surface Guard in Illinois, with reasonably comparable products, however, to convert our customer base over to a new supplier’s products would be a high effort undertaking.

Dependence on One or a Few Major Customers:
We are not dependent on any one or a few major customers.

Costs and Effects of Compliance with Environmental Laws:
We are not aware of nor do we anticipate any environmental laws with which we will have to comply.

Number of Employees:
We have six employees, the President, the Vice-President,   two fulltime production people and two sales/admin people . The duties of the President, who spends 100% of his time on the company , are to solicit business by implementing the marketing initiatives and developing customers.  The day to day duties are performed by the President and his staff.  The duties of the Vice –President are to oversee business strategy and financial planning and he devotes approximately 20% of his time to the business.

Operations and Technology:
We are not subject to a dependence on technology.

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Research and Development:
The company does not have in development a product that will require the use of a material amount of the assets of the company.  Since inception, the company has spent zero ($0) on company-sponsored research and development.  As we are a distributor and converter of surface protection tapes, we do not anticipate spending any funds on research and development in the future.

MANAGEMENTS DISCUSSION AND PLAN OF OPERATIONS

As of March 31, 2008 our cash balance was $20,117.

Revenues for the three months ended March 31, 2008 were $143,997 and for the three months ended March 31, 2007 were $48,758.  The increase in revenue of $95,239 or 195% is attributed to three main reasons.  One: The market penetration our Film business has achieved through executing our business strategy of targeting new customers.  Year-over-year impact of this strategy totals approximately $40,000 in additional sales.  Two: Repeat customer sales increase of $45,000 for 2007.  Three: Increased sales due to word-of-mouth, $10,000.

Operating expenses, exclusive of depreciation, for the three months ended March 31, 2008 were $73,008 and for the three months ended March 31, 2007 were $19,084.  The increase of $53,924 is primarily due to increased payroll of $25,000 as we now have two full-time production personnel and 1 ½ administrative personnel versus two part-time personnel in the three months ended March 31, 2007;  increased contract and professional services of $16,500 due to audit and filing fees of $16,200; increased advertising expense of $6,000; office expense of $5,000 for computers and general supplies; increased facilities costs of $3,500 (rent, utilities, maintenance) and increased equipment rental expense of $1,000.  Depreciation expense for the three months ended March 31, 2008 and 2007 was $191 and $155 respectively.

Revenues for the twelve months ended December 31, 2007 were $269,904 and for the twelve months ended December 31, 2006 were $151,908.  The increase in revenue of $117,996 or 78 % is attributed to three main reasons.  One: The market penetration our Film business has achieved through executing our  business strategy of targeting new customers.  In the last five months of 2007 when we implemented this strategy we added 124 new customers totaling $51,000 in additional sales.  Two: Repeat customer sales increase of $40,000 for 2007.  Three: Increased sales due to word-of-mouth, $27,000.

Operating expenses for the twelve months ended December 31, 2007 were $180,433 and for the twelve months ended December 31, 2006 were $98,677.  The increase of $81,756 is primarily due to increased payroll of $34,700 as we made the production person full-time in 2007 and brought on a part-time clerk to assist in meeting the needs of our customers;  increased contract and professional services of $19,700 due to audit and filing fees of $11,100 and contract labor of $7,000 before the person was made full-time; increased advertising expense of $12,100; increased facilities costs of $8,300 (rent, utilities, maintenance) and increased equipment rental expense of $3,600.

We believe the current economic environment will not materially or adversely affect our business. We are aware of the recent significant rise in raw material prices, specifically energy costs. These costs were already affecting the economy in 2006, evidenced by an August 1, 2006 article in Industry Week (http://www.industryweek.com/ReadArticle.aspx?ArticleID=12316). This article stated “there's no doubt about it. Escalating and extremely volatile raw material prices are challenging manufacturers in their struggle to rein in costs and improve profitability. While it's a challenge companies would prefer not to face, they are implementing procurement strategies to mitigate those cost increases and level out the peaks and valleys. Alternative materials also are being scrutinized.” Even so, we do not anticipate these increased costs adversely affecting our business as we pass these increased costs on to our customers. This is an emerging trend in the general marketplace as evidenced by a May 30, 2008 Forbes article highlighting the pass through cost approach (http://www.forbes.com/markets/2008/05/30/pactiv-packagers-update-markets-comm-cx_ra_0530markets31.html). As is evident, due primarily to rising energy costs which affect production, manufacturing and shipping costs, businesses are passing on these increases to the consumer which results in high prices across the board.

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The plan of operations for the 12 months following the commencement of this offering will include the continued growth plan. The Company plans to implement this growth plan by purchasing additional inventory and manufacturing capabilities. If the maximum amount is raised, we expect to spend $248,000 on additional inventory and equipment.

Augmenting our growth will be the addition of salesmen.  The company has budgeted $125,000 for salaries and commissions if the maximum amount is raised in this offering.  If the maximum amount is raised, the majority of this will be used for salesmen at each new location.

With the amount raised we expect to move our facility within our existing market territory to a specific purpose building.  We estimate we will require a building with approximately 10,000 s.f. with 8,000 s.f. for production / warehousing, 1,000 s.f. for office /admin and 1,000 free for expansion.  We have budgeted $18,000 if the minimum is raised and that is broken down as follows: $10,000 for leasehold improvements and $8,000 for equipment.  If the maximum is raised we plan to move into a 20,000 s.f. facility with 18,000 s.f. being dedicated to production / warehousing.  We have budgeted $37,000 if the maximum is raised, that is broken down as follows: $20,000 for leasehold improvements and $17,000 for equipment.   We have not identified a specific building that will accommodate our needs, however there is an inventory of warehouse and office space in the surrounding area which we believe will fulfill this need when required. Opening new locations will be dependent on future sales growth and customer requirements.

Marketing and advertising costs will be determined by the amount raised in the initial offering.  If the maximum amount of $500,000 is raised, these costs are projected to total $18,000 in the first 12 months of operation.  As previously mentioned, advertising costs will include targeted mailings to manufacturing companies.  If the minimum amount is raised in this offering, in the first 12 months of operation, $7,000 is budgeted to be spent on advertising.

We focus on evaluating our financial condition and operating performance based on asset quality and cash flow. Asset management includes the management of our largest asset category, specifically inventories. Regarding material trends (raw materials), uncertainties or events that may reasonably occur affecting financial conditions or revenues include procurement and quality of product. Primary raw materials are low density polyethylene films that are pre-coated with water-based acrylic adhesives. Being a derivative of crude oil, prices of plastic films will increase in some proportion to the cost of oil. A significant price increase is anticipated in January of 2008. As competitors are faced with the same issue, price increases will not cause a loss of market share. Also, because protective films prevent very costly damage they will continue to be used, despite the price increase. Secondary, raw materials are paperboard cores and cartons, which have seen a cumulative increase of 15% in the past 12 months. This increase is insignificant for very large rolls of product. However, this increase is very significant for rolls under 200 feet in length. Customers purchasing short roll lengths will be encouraged to change to longer roll lengths or accept the price increase of paper products.

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Operating cash flows for six months in 2006 was negative $49,000 versus the first six months of 2007 of negative $43,000.  September 2007 saw the first positive cash flow month ($4,000) and with an increasing sales trend (2006 - $151,000, YTD Sep 2007 - $177,000) we expect to finish 2007 between $230,000 to $240,000 in sales and net operating cash flows of approximately negative $40,000.  We expect continued growth in 2008, not at the same percentage, but similar in nominal dollars.

Earnings have begun to grow as evidenced by our improved operating cash flow position in the second half of 2007.  As sales continue to increase in the 2007 and beyond we expect to begin to turn a net profit on a monthly basis in 2008.

We are not aware of any industry factors relevant to company.  However, we have experienced price increases due to the significant increase in raw materials used in the production of our coating products. Various economic reports suggest raw materials, specifically energy, have increased up to 15-20% in 2008. For example, Dow Chemical reports in a May 28, 2008 report (http://www.chicagotribune.com/news/chi-ap-mi-dow-priceincrease,0,7156308.story) that they are raising prices up to 20% to compensate for the steep rise in raw materials. Even so, we have passed this cost on to our customers as they also have seen prices increase at all levels of manufacturing and contracting.  Consequently, we do not anticipate these increases materially affecting of our business. We see material opportunities, challenges, and risks in the short and long term. These include the combination of film thickness, film color and adhesive coating is an additional product line, appealing to a broader base of prospects, as well as increased sales opportunities to existing customers. Surface Armor evaluates potential demand for additional film types and adds them to inventory when there is sufficient demand. While this boosts sales revenue and is profitable over a period of time, this growth in product inventory is a challenge to both cash flow and to warehouse space. Surface Armor is actively prospecting for a larger warehouse and operating facility, as well as additional operating capital.

We will not use the proceeds of the offering to pay down debt.

We have not entered into any off-balance sheet arrangements that currently have or would have a future effect on our financial condition. Additionally, there are no significant critical accounting estimates or assumptions.

Generating Sufficient Revenue:
Since inception, we have generated revenue through advertising, referrals, word of mouth and limited web-based advertising.  Over the next twelve months we plan to develop our web-based marketing and explore the benefits of implementing a web-based ordering system.  More sophisticated web-based advertising and a web-based ordering system will expose the Company to a different set of demographics and geographies.

The Company plans to generate sufficient revenue by expanding and developing its inventory, production capabilities and increasing market penetration.

Financing Needs:
Our cash flows since inception have not been adequate to support on-going operations.  As noted above, the Company's financing needs for the next twelve months can and will be met even if the minimum offering amount is raised.  We believe that by raising the minimum amount of funds in this offering we will have sufficient funds to cash flow our growth plans for a minimum of twelve months. Since we are now cash-flow positive, if the minimum amount is not raised in the offering, we do not believe that we will need to raise additional funds to finance operations.

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DESCRIPTION OF PROPERTY

Our corporate facilities are in a 2,000 s.f. facility of which 1,250 s.f. is production/warehouse space.  We are currently running one shift and utilizing almost 100% of the space.  Adding a second shift would increase capacity but would put a strain on our warehouse space.

The facility is not a specific purpose building and therefore we do not have a truck-height loading dock amongst other features.  Thus the facility is adequate but could be greatly improved upon by moving to a specific purpose building which is in our plans if this offering is approved and as the business grows.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

 The directors and officers of the company, their ages and principal positions are as follows:

Richard Pietrykowski	59	Director, President; Secretary and Treasurer
John Donahoe	60	Director, Vice-President

Background of Directors and Executive Officers:

Richard Pietrykowski:
Mr. Pietrykowski entered the U.S. Air Force upon graduation from high school in 1966.  He served on active duty for seven years as an aircraft weapons technician, a computer maintenance specialist, and as a technical instructor.  After receiving an honorable discharge in 1973 he joined a daily newspaper in West Bend, Wisconsin as Systems and Production Manager.  In 1981 Mr. Pietrykowski was recruited by a specialty printing company in Milwaukee, Wisconsin as National Systems and Production Manager.  In 1989 Mr. Pietrykowski was hired as the Electric Prepress Manager for a color trade shop in Madison, Wisconsin where he was employed for four years.  He then joined Perry Printing, a magazine and catalog printer as the Prepress Systems Engineer.  He remained with Perry Printing for four years and in 1997
Mr. Pietrykowski was recruited by Serigraph, Inc in West Bend, Wisconsin.  He was with Serifraph, Inc. for seven years. During that time he served as Director of Graphic Services and Director of Digital Printing for Serigraph. Additionally, he served as General Manager of Serigraph's subsidiary company, Carvel Print, in Queretaro, Mexico for over a year as part of a turnaround team. Following Serigraph, Mr. Pietrykowski provided Electronic Prepress Systems and Prepress Operations Management consulting services to Discover Color and Imperial Lithograph in Madison and Milwaukee, Wisconsin, respectively.  In August of 2005 he founded Surface Armor, LLC that is wholly owned by Surface Coatings, Inc., for which he serves as President.

John Donahoe:
On September 30, 2007 Mr. Donahoe was appointed as Vice-President and Director of Surface Coatings, Inc., due to his extensive contacts in the construction industry.  He had known the President for many years and had a relationship with Surface Coatings by virtue of the advance to Surface Armor, from Trinity Heritage Construction Partners, LLC., a company owned by John Donahoe.
Mr. Donahoe graduated from Whitewater University in 1971 and moved to Chicago to work for a regional land developer, Plaza Excavating as a Field Supervisor. He was promoted to Director of Operations in 1975 and formed a General Contracting firm in 1976, JM Donahoe Construction. The company established national clients, (Southland Corporation, McDonalds, Burger King, Taco Bell, Kentucky Fried Chicken, among others)  and was built from the ground up.  The main business line was remodeling stores for the customers across the Midwest. At the request of a major client, Mr. Donahoe relocated the construction company to Dallas, Texas and continued building for existing customers along with new customers across the country. In 1995 he moved, with his family, to Costa Rica where he organized and operated a Teakwood processing and distribution business, selling and shipping semi-processed product to companies in England, Taiwan, Italy and the United States. In 1997 he accepted the position VP of Operations for a Dallas based construction company, Commercial Construction Group a subsidiary of Public Corporation, with an annual gross income of approximately $30,000,000.In June of 2000 Mr. Donahoe formed Trinity Heritage Construction and currently serves as its President and is a Director and Vice-President of Surface Coatings, Inc.  Trinity Heritage Construction (“Trinity”) finished 2007 with gross revenue of $4,500,000 and net working capital of $214,000.  Mr. Donahoe spends approximately 80% of his time managing Trinity which is a commercial general contractor and builds a wide range of projects from small heavily detail weighted retail finish-outs to 50,000SF ground up shopping centers. Trinity focuses on repeat national customers such as Burberry, USA and KWIK Industries. Trinity is also based in Rockwall, Texas

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REMUNERATION OF DIRECTORS AND OFFICERS

Our officers and directors received the following compensation for the years of 2004 and 2005. They have no employment contract with the company.

Name of Person	Capacity in which he served	Aggregate
Receiving compensation	to receive remuneration	remuneration
Richard Pietrykowski	President, Secretary	2006	-	$40,000
	and Treasurer	2005	-	$0

John Donahoe	Vice-President	2006	-	$0
		2005	-	$0

We have no plans to pay remuneration to any other officer in or associated with our company. When we have funds and/or revenue, our board of directors will determine any other remuneration at that time.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In February 2007, we exchanged 5,000,000 shares of common stock for 100% of the outstanding stock of Surface Armor, LLC. In this transaction, the president and vice-president of the company received a total of 4,500,000 shares of common stock in consideration for 100% of Surface Coatings, Inc.  The President received all 4,500,000 shares and transferred 2,700,000 to John Donahoe in connection with his appointment as Vice-President and Director. This stock was transferred to Mr. Donahoe without cost to him. This transfer was made because of Mr. Donahoe’s significant contacts in the industry which the President believes will significantly grow the business and subsequent growth has validated this decision.

We received an advance of $18,000 in 2005 that was increased to $20,000 in 2006 from Trinity Heritage Construction Partners, LLC, a company controlled by John Donahoe, one of our directors.  On December 31, 2007 the Company converted this advance into a Note Payable, which bears an interest rate of 10% and is due in full on March 1, 2010.  The advance was provided for working capital at the start of the business and was initially entered into free of interest to assist the business in the start-up phase.

During 2007 the Company also entered into the following note agreements with related parties.

The Company’s President has loaned the Company $33,028 since inception and the balance was converted into a note payable during 2007.  In previous years, the amounts owed were reflected in “Due to Related Parties”.   This note bears interest at a rate of 10% and requires monthly payments of $1,066 for 36 months.   The total amount owed at March 31, 2008 was $23,095, of which $10,703 is due during the next twelve months and is classified as a current liability.  $12,392 is classified as a long-term liability.

During 2007, the Company borrowed $20,000 from Trinity to fund operations and executed a note payable.  This note bears interest at a rate of 10% and is due in full on March 1, 2010.

Since inception Trinity has advanced the Company $27,943 for working capital.    This note bears interest at a rate of 10% and is due in full on March 1, 2010.  Total long-term notes to Trinity at March 31, 2008, are $47,973.

24

As of the date of this filing, there are no other agreements or proposed transactions, whether direct or indirect, with anyone, but more particularly with any of the following:
*           a director or officer of the issuer;
*           any principal security holder;
*           any promoter of the issuer;
*           any relative or spouse, or relative of such spouse, of the above referenced persons.

PRINCIPAL SHAREHOLDERS

The following table lists the officers, directors and stockholders who, at the date hereof, own of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock, and all officers and directors of the company:

Title / relationship to issuer	Name of Owner	Amount Owned Before the offering	Percent	Amount Owned After the offering	Percent

President, Secretary And Director	Richard Pietrykowski	1,800,000	36.00%
	Minimum			1,800,000	34.95%
	Maximum			1,800,000	30.00%

Vice-President And Director	John Donahoe	2,700,000	54.00%
	Minimum			2,700,000	52.43%
	Maximum			2,700,000	45.00%

No options, warrants or rights have been issued by the Company.

25

SIGNIFICANT PARTIES

The following table lists the relationship of the significant parties to the issuer:

Relationship	Name and
to Issuer	business address	Residential address

Officer	Richard Pietrykowski	Richard Pietrykowski
and Director	2010 Industrial Blvd, Suite 605	949 Wisperwood Drive
	Rockwall, Texas 75087	Rockwall, Texas 75087

Officer	John Donahoe	John Donahoe
and Director	2010 Industrial Blvd, Suite 605	619 Loch View Ct.
	Rockwall, Texas 75087	Rockwall, Texas 75087

Record owners of	Richard Pietrykowski	Richard Pietrykowski
5% (or more) owner	2010 Industrial Blvd, Suite 605	949 Wisperwood Drive
of equity securities	Rockwall, Texas 75087	Rockwall, Texas 75087

Officer	John Donahoe	John Donahoe
and Director	2010 Industrial Blvd, Suite 605	619 Loch View Ct.
	Rockwall, Texas 75087	Rockwall, Texas 75087

Counsel to Issuer	J Hamilton McMenamy, P.C.
8222 Douglas Ave, Suite 850
Dallas, Texas 75225

SECURITIES BEING OFFERED

We are offering for sale common stock in our company at a price of $0.50 per share. We are offering a minimum of 150,000 shares and a maximum of 1,000,000 shares. The authorized capital in our company consists of 50,000,000 shares of common stock, $0.001 par value per share and 20,000,000 shares of preferred stock, $0.001 par value.  As of November 20, 2007, we had 5,000,000 shares of common stock issued and outstanding and no preferred stock outstanding.

Every investor who purchases our common stock is entitled to one vote at meetings of our shareholders and to participate equally and ratably in any dividends declared by us and in any property or assets that may be distributed by us to the holders of common stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the company.

The existing stockholders and all who subscribe to common shares in this offering do not have a preemptive right to purchase common stock offered for sale by us, and no right to cumulative voting in the election of our directors. These provisions apply to all holders of our common stock.

RELATIONSHIP WITH ISSUER OF EXPERTS NAMED IN REGISTRATION STATEMENT

The experts named in this registration statement were not hired on a contingent basis and have no direct or indirect interest in our company.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings at this time.

26

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have retained The Hall Group, CPA’s as our registered independent public accounting firm. We have had no disagreements with them on accounting and disclosure issues.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware Law, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The position of the U.S. Securities & Exchange Commission under the Securities Act of 1933:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We have no underwriting agreement and therefore no provision for indemnification of officers and directors is made in an underwriting by a broker dealer.

LEGAL MATTERS

Our attorney has passed upon the legality of the common stock issued before this offering and passed upon the common stock offered for sale in this offering. Our attorney is J. Hamilton McMenamy, Law Offices of J. Hamilton McMenamy, P.C. 8222 Douglas, Suite 850 Dallas, Texas 75225.

EXPERTS

The financial statements as of December 31, 2007 and 2006 , and for the twelve months ended December 31, 2007 and 2006 of the company included in this prospectus have been audited by The Hall Group, CPA’s, our independent registered public accounting firm, as set forth in their report. The financial statements have been included in reliance upon the authority of them as experts in accounting and auditing.

The financial statements as of March 31, 2008 , and for the three months ended March 31, 2008 of the company included in this prospectus have been prepared by management and include all adjustments required by generally accepted accounting principles which in the opinion of management are necessary in order to make the financial statements not misleading. They have not been audited or reviewed by our auditors, The Hall Group, CPA’s.

27

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future, but rather to retain any earnings to finance the growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual and legal restrictions and other factors it deems relevant.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2008 . Our capitalization is presented on an actual basis, and
•	a pro forma basis to give effect to net proceeds from the sale of the minimum number of shares (150,000) we plan to sell in this offering; and
•	a pro forma basis to give effect to net proceeds from the sale of the midpoint number of shares (500,000) we plan to sell in this offering; and
•	a pro forma basis to give effect to the net proceeds from the sale of the maximum number of shares (1,000,000) we plan to sell in this offering.

(In $US except for share data)	Actual Unaudited Mar 31, 2008	After Minimum Offering	After Midpoint Offering	After Maximum Offering
Stockholder’s equity Common Stock, $0.001 par value; 50,000,000,shares authorized:	5,000	5,150	5,500	6,000
Additional paid-in-capital	51,492	109,573	276,723	516,723
Retained deficit	(159,587)	(159,587)	(159,587)	(159,587)
Total stockholder’s equity (deficit)	(103,095)	(44,864)	122,636	363,136
Total capitalization	(103,095)	(44,864)	122,636	363,136
Number if shares outstanding	5,000,000	5,150,000	5,500,000	6,000,000

The Company has only one class of stock outstanding. The common stock sold in this offering will be fully paid and non assessable, having voting rights of one vote per share, have no preemptive or conversion rights, and liquidation rights as is common to a sole class of common stock. The company has no sinking fund or redemption provisions on any of the currently outstanding stock and will have none on the stock sold in this offering.

TRANSFER AGENT

We will serve as our own transfer agent and registrar for the common stock until such time as this registration is effective and we sell the minimum offering, then we intend to retain Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, Texas 75093.

28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of
Surface Coatings, Inc.
Rockwall, Texas

We have audited the accompanying consolidated balance sheets of Surface Coatings, Inc. as of December 31, 2007 and 2006 and the related consolidated statements of operations, cash flows and stockholders’ equity for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Surface Coatings, Inc. as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 8 to the consolidated financial statements, the Company has suffered significant losses and will require additional capital to develop its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 8.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 9 of the consolidated financial statements, the Company corrected errors and restated previously issued financial statements.

/s/ The Hall Group, CPAs
The Hall Group, CPAs
Dallas, Texas

February 8, 2008

SURFACE COATINGS, INC.
Consolidated Balance Sheets
December 31, 2007 and 2006

	2007	2006
	(restated)	(restated)
ASSETS
Current Assets
Cash and Cash Equivalents	$3,646	$52
Accounts Receivable, Net of Allowance for Doubtful Accounts of $1,363 and $0	31,122	9,090
Allowance for Estimated Returns	(2,750)	0
Inventory	33,518	27,426
Total Current Assets	65,536	36,568

Fixed Assets, Net of Accumulated Depreciation of $1,136 and $432	3,658	3,332

Other Assets
Deferred Tax Benefit	46,441	23,040
Less: Valuation Allowance	(46,441)	(23,040)
Total Other Assets	0	0

TOTAL ASSETS	$69,194	$39,900

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Cash Overdraft	$0	$455
Accounts Payable	14,752	26,967
Accrued Expenses	20,749	119
Current Portion of Note Payable to Shareholder	10,703	0
Due to Related Parties	26,954	25,525
Line of Credit	21,955	4,600
Total Current Liabilities	95,113	57,666

Long Term Liabilities
Note Payable to Shareholder	14,969	0
Note Payables to Related Parties	41,961	0
Total Long Term Liabilities	56,930	0

Stockholders' Equity (Deficit)
Preferred Stock ($0.001 par value, 20,000,000 shares
authorized, zero and zero shares issued and outstanding)	0	0
Common Stock ($0.001 par value, 50,000,000 shares
authorized, 5,000,000 and 5,000,000 shares issued and outstanding)	5,000	5,000
Receivable from Shareholder for Common Stock	0	(6,492)
Paid in Capital	51,492	51,492
Retained Earnings (Deficit)	(139,341)	(67,766)
Total Stockholders' Equity (Deficit)	(82,849)	(17,766)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$69,194	$39,900

The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Consolidated Statements of Operations
For the Years Ended December 31, 2007 and 2006

	2007	2006
	(restated)	(restated)
REVENUES	$269,904	$151,908
COST OF GOODS SOLD	158,374	115,857
Gross Profit	111,530	36,051

OPERATING EXPENSES
Advertising Expense	15,044	2,921
Bad Debt Expense	1,363	0
Bank Charges and Credit Card Fees	5,100	1,845
Computer Expense	1,999	5,156
Compensation - Related Party	0	35,793
Contract Services	9,710	1,150
Depreciation Expense	703	432
Equipment Rent	10,400	6,769
Equipment Repairs & Maintenance	1,095	3,007
Facilities Costs	13,830	5,504
Insurance	6,044	5,484
Miscellaneous	3,764	641
Office Expense	3,660	1,254
Payroll	91,491	21,004
Professional Fees	14,451	3,315
Supplies	1,779	4,402
Total Operating Expenses	180,433	98,677

NET OPERATING (LOSS)	(68,903)	(62,626)

OTHER INCOME AND (EXPENSE)
Interest Expense	(2,672)	(1,127)
Total Other Income and (Expense)	(2,672)	(1,127)

INCOME TAXES
Provision (Benefit) for Income Taxes	0	0

NET (LOSS)	(71,575)	(63,753)

BEGINNING RETAINED EARNINGS (DEFICIT)	(67,766)	(4,013)

ENDING RETAINED EARNINGS (DEFICIT)	$(139,341)	$(67,766)

Earnings per share, basic and fully diluted:
Weighted average of shares outstanding	5,000,000	5,000,000
Income (loss) attributable to common shareholders	$(0.01)	$(0.01)

The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2007 and 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES	(restated)	(restated)
Net (Loss)	$(71,575)	$(63,753)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	703	432
Increase in Allowance for Sales Returns	2,750	0
(Increase) in Accounts Receivable	(22,032)	(4,904)
(Increase) in Inventory	(6,092)	(13,589)
Increase (Decrease) in Overdraft	(455)	455
Increase (Decrease) in Accounts Payable	(12,215)	24,244
Increase (Decrease) in Accrued Expenses	20,630	(2,043)
Increase in Due to Related Parties	1,429	5,525
Increase in Line of Credit	17,355	4,600
Net Cash (Used) by Operating Activities	(69,502)	(49,033)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	(1,029)	(3,764)
Net Cash (Used) by Investing Activities	(1,029)	(3,764)

CASH FLOWS FROM FINANCING ACTIVITIES
Note Payable from Shareholder	25,672	0
Notes Payable from Related Parties	41,961	0
Decrease in Due from Stockholder	6,492	50,000
Proceeds from Advance	0	2,000
Net Cash Provided by Financing Activities	74,125	52,000

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	3,594	(797)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	52	849

CASH AND CASH EQUIVALENTS AT END OF YEAR	$3,646	$52

SUPPLEMENTAL DISCLOSURES

Cash Paid During the Year for Interest Expense	$2,672	$1,127

SURFACE COATINGS, INC.
Consolidated Statement of Changes in Stockholders' Equity
For the Years Ended December 31, 2007 and 2006

					Receivable
	Preferred Stock		Common Stock		from Stockholder
	Shares	Amount	Shares	Amount	for Common Stock	Paid in Capital	Retained Earnings (Deficit)	Totals

BALANCE, January 1, 2006	0	$0	5,000,000	$5,000	$(56,492)	$51,492	$(4,013)	$(4,013)

Repayment of Shareholder Receivable					50,000			50,000
Net (Loss)							(63,753)	(63,753)

BALANCE, Decemeber 31, 2006	0	$0	5,000,000	$5,000	$(6,492)	$51,492	$(67,766)	$(17,766)

Services Provided in Satisfaction
of Stockholder Receivable					6,492			6,492
Net (Loss)							(71,575)	(71,575)

BALANCE, December 31, 2007	0	$0	5,000,000	$5,000	$0	$51,492	$(139,341)	$(82,849)

*	As discussed in Note 1, the recapitalization of Surface Armor, LLC with Surface Coatings, Inc. took place in February 2007 and has been accounted for as a reverse merger. It has been reflected in the Statement of Stockholders' Equity as if it occurred in 2005 in order to consistently reflect the capitalization of the combined entity.

The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Surface Coatings, Inc. (“Surface Coatings”, the “Company”) is the parent company of Surface Armor, LLC, (“Surface Armor”) a company incorporated under the laws of the State of Texas on July 19, 2005.  The Company operates as a converter and distributor of temporary surface protection tapes, mainly to the construction industry and for the past two years has been developing its business. The Company is located in Texas and sells its product locally as a distributor and throughout the U.S. over the internet.

Surface Coatings is a private holding company established under the laws of Nevada on February 12, 2007, was formed in order to acquire 100% of the outstanding membership interests of Surface Armor.  On February 15, 2007, Surface Coatings issued 5,000,000 shares of common stock in exchange for a 100% equity interest in Surface Armor.  As a result of the share exchange, Surface Armor became the wholly owned subsidiary of Surface Coatings.  As a result, the members of Surface Armor owned a majority of the voting stock of Surface Coatings.  The transaction was accounted for as a reverse merger whereby Surface Armor was considered to be the accounting acquirer as its members retained control of Surface Coatings after the exchange, although Surface Coatings is the legal parent company.  The share exchange was treated as a recapitalization of Surface Coatings.  As such, Surface Armor, (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Surface Coatings had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.  The share exchange transaction was effected to change the state of incorporation to allow the opportunity for a reduction of franchise taxes under the new Texas franchise tax calculations and to facilitate the initial public offering.  At the time of the exchange transaction, Surface Coatings had no assets or liabilities and Surface Armor had assets of approximately $57,000 with equity of approximately $19,500.

The capital structure of Surface Coatings is presented as a consolidated entity as if the transaction had been effected in 2005 to consistently reflect the number of shares outstanding. However, the capital structure as presented is different that the capital structure that appears in the historical statements of Surface Armor, LLC in earlier periods due to the recapitalization accounting.

The Company operates on a calendar year-end.    Due to the nature of their operations, the Company operates in only one business segment.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 1 – (CONTINUED)

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal  accounting control is designed to assure, among other items, that  1) recorded  transactions  are valid;  2) valid  transactions  are recorded;  and  3) transactions  are  recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company  for the  respective  periods  being presented.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting.  All intercompany balances and transactions are eliminated.  Investments in subsidiaries are reported using the equity method.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Reclassification:

Certain prior year amounts have been reclassified in the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows to conform to current period presentation.  These reclassifications were not material to the consolidated financial statements and had no effect on net earnings reported for any period.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 1 – (CONTINUED)

Recently Issued Accounting Pronouncements:

The Company  does not expect  the  adoption  of  recently  issued  accounting pronouncements  to have a significant  impact on the Company’s  results of  operations, financial position or cash flows.  See Note 10 for a discussion of new accounting pronouncements.

Cash and Cash Equivalents:

Cash and cash equivalents includes cash in banks with original maturities of three months or less and are stated at cost which approximates market value, which in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections.  The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   Write offs are recorded at a time when a customer receivable is deemed uncollectible.  The Company has a large number of customers in various industries and geographies and establishes reasonable credit lines to limit credit risk.

Inventory Valuation:

Inventory is comprised of goods purchased for resale; therefore the Company has no raw materials or work in process.  The Company uses the specific identification and FIFO (“First In, First Out”) methods for inventory tracking and valuation.    Inventory is stated at the lower of cost or market value.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 1 – (CONTINUED)

Fixed Assets:

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.  Depreciation is calculated on a straight-line basis over  five to seven years.

Revenue Recognition:

The Company recognizes revenue from the sale of products in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will be recognized only when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;
•	Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment;
•	The price is fixed and determinable; and
•	Collectibility is reasonably assured.

All inventory is shipped to customers FOB shipping point.  The risk of loss transfers to the customer at the time of shipment.  Currently all revenue is generated from the sale of products and no revenue is earned from services rendered.

The Company’s return policy allows customers to return products for up to 30 days after shipment.  Returns were $1,697 and $2,497 for the years ended December 31, 2007 and 2006.  In accordance with Statements of Financial Accounting Standards No. 48, "Revenue Recognition when Right of Return Exists," revenue is recorded net of a reserve to estimate returns, markdowns, price concessions and warranty costs. Such reserve is based on management's evaluation of historical experience and company and industry trends.  As of December 31, 2007, the allowance for estimated returns was $2,750.

Revenue is recorded net any of sales taxes charged to customers.

Cost of Goods Sold:

The types of costs included in Cost of Goods Sold are:

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 1 – (CONTINUED)

•	Direct material costs
•	Purchasing, receiving and inspection
•	Ingoing and outgoing freight

  Income Taxes:

  Income from the corporation is taxed at regular corporate rates per the Internal Revenue Code.  There are no provisions for current taxes due to net available operating losses.

Comprehensive Income:

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  For the years ended December 31, 2007 and 2006, the Company had no items of other comprehensive income. Therefore, the net loss equals comprehensive loss for the years then ended.

NOTE 2 – FIXED ASSETS

Fixed assets at December 31, 2007 and 2006 are as follows:

	2007	2006

Property & Equipment	$3,388	$2,358
Telephone System	1,406	1,406
Less: Accumulated Depreciation	(1,136)	(432)

Total Fixed Assets	$3,658	$3,332

The Company’s fixed assets are depreciated on a straight-line basis over five to seven years.   Depreciation expense was $703 and $432 for the years ended December 31, 2007 and 2006.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 3 – DUE TO RELATED PARTIES

The Company had the following amounts due to related parties as of December 31, 2007 and 2006:

	December 31,
	2007	2006

Accounts Payable – Related Parties	$26,954	$5,525
Advanced from Trinity	0	20,000
Total	$26,954	$25,525

As of December 31, 2007 and 2006, the Company owes $26,954 and $5,525, respectively, in accounts payable to related parties, which have been classified as “Due to Related Parties”.

As of December 31, 2006, the Company has an outstanding advance from Trinity Heritage Partners, LLC (“Trinity”) of $20,000.   The Company’s Vice-President, who is a also a shareholder of the Company, is also an officer and shareholder in Trinity.  There were no specified terms attached to the advance, and therefore, would be repaid out of future earnings from operations.  On December 31, 2007, the Company converted this advance into a note payable, which bears an interest rate of 10% and is due in full on March 1, 2010.

NOTE 4 – NOTES PAYABLE TO RELATED PARTIES

During 2007, the Company entered into the following note agreements with related parties:

Note Payable to Shareholder:

The Company’s President has loaned the Company $33,028 since inception and the balance was converted into a note payable during 2007.  This note bears interest at a rate of 10% and requires monthly payments of $1,066 for 36 months. The total amount owed at December 31, 2007 was $25,672, of which $10,703 is due during 2008 and is classified as a current liability.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 4 – NOTES PAYABLE TO RELATED PARTIES (CONTINUED)

	December 31,
	2007	2006

Current Portion	$10,703	$0
Long Term Portion	14,969	0
Total	$25,672	$0

Notes Payable to Related Parties:

As of December 31, 2007 and 2006, the Company owed the following amounts under note agreements with a related party:

	December 31,
	2007	2006

Trinity Operations Note	$21,961	$0
Trinity Advance Note	20,000	0
Total	$41,961	$0

During 2007, the Company borrowed $21,961 from Trinity to fund operations (“Trinity Operations Note”) and executed a note payable.  This note bears interest at a rate of 10% and is due in full on March 1, 2010 and is classified as a long-term liability.

As discussed in Note 3, the Company converted an $20,000 advance from Trinity into a note payable (“Trinity Advance Note”) on December 31, 2007.    This note bears interest at a rate of 10% and is due in full on March 1, 2010 and is classified as a long-term liability.

NOTE 5 – LINE OF CREDIT

The Company has a line of credit (“LOC”) with Bank of America.  This LOC has a $30,000 credit limit, and bears an interest rate of 12.24% per annum.  The Company is required to make monthly payments equal to 1% of the outstanding balance plus the interest expense for the previous month.    As of December 31, 2007 and 2006, the amounts outstanding under this line of credit were $21,955 and $4,600, respectively.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company leases office space from Trinity and equipment from the Company’s President.  All of the Company’s leases are treated as operating leases.  Expiration dates range from August 2008 through August 2009.  Future commitments are as follows:

2008	$14,380
2009	4,759
2010 and After	0

Total	$19,139

Total rent expense for the years ended December 31, 2007 and 2006 was $6,000 and $6,000, respectively.  The equipment lease expense for the years ended December 31, 2007 and 2006 was $10,400 and $6,769.

NOTE 7 – INCOME TAXES

The Company has adopted SFAS No. 109, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable.  Under SFAS No. 109, income tax expense consists of taxes payable for the year and the changes during the year in deferred assets and liabilities.  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis and financial reporting basis of assets and liabilities.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The net deferred tax asset generated by the loss carryforward has been fully reserved.  The net operating losses were $139,341 and $67,766 as of December 31, 2007 and 2006, respectively, and will expire in the years 2025 through 2026.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 7 – (CONTINUED)

The cumulative tax effect at the maximum expected rate of 34% of significant items comprising the Company’s net deferred tax amounts are as follows:

	2007	2006

Current Federal income tax benefit attributable to:

Net Operating loss	$46,441	$23,040

Less: Valuation allowance	(46,411)	(23,040)

Net refundable amount	$0	$0

The realization of deferred tax benefits is contingent upon future earnings.

.

NOTE 8 – FINANCIAL CONDITION AND GOING CONCERN

The Company has an accumulated deficit through December 31, 2007 totaling $139,341 and had negative working capital of $29,577.  Because of this accumulated deficit, the Company will require additional working capital to develop its business operations.  The Company incurred this deficit in the initial years of operations and has increased its sales to the point that it became cash flow positive in January 2008.

The Company has experienced no loan defaults, labor stoppages, legal proceedings or any other operating interruption in 2007 or so far in 2008.  Therefore, these items will not factor into whether the business continues as a going concern, and accordingly, Management has not made any plans to dispose of assets or factor receivables to assist in generating working capital.

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing, or additional loans from Management if there is need for liquidity.   Management may also consider reducing administrative costs and suspending all bonus and incentive programs.  There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company’s working capital requirements.  To the extent that funds generated from private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital.   No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital is not generated from operations, financing is not available, or  Management cannot loan sufficient funds, the Company may not be able to continue its operations.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 8 – FINANCIAL CONDITION AND GOING CONCERN (CONTINUED)

Although the Company faces many factors in its ability to continue as a going concern, including but not limited to, competition from larger and better capitalized companies, it believes it has developed a niche in the market and believes its continued marketing efforts will continue to produce more new customers as well as being able to service the existing customers.  Should these efforts continue to produce results, the attainment of increasing sales are results that Management believes will become the norm and therefore eliminate the need for any outside funding in 2008.

However, should the above concerns materialize, it is conceivable that the Company would have to suspend or discontinue operations.  Management believes that the efforts it has made to promote its operation will continue for the foreseeable future.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 9 – RESTATEMENT

Subsequent to the issuance of the Company’s financial statements for the year ended December 31, 2006, the Company determined that the share exchange agreement between Surface Armor, LLC. (“Surface Armor”) and Surface Coatings, Inc. (The “Company”) had not been properly accounted for.  Under reverse merger accounting, the share exchange should have been treated as a recapitalization of Surface Coatings and as such Surface Armor remains as the continuing entity for financial reporting purposes.  Therefore, the recapitalization should have been presented as a 2005 transaction, whereas it was presented as a 2006 event.  The Company has restated its financial statements as of December 31, 2006 for that correction.  The effect of this change is as follows:

Balance Sheet
	As Previously		Net Effect
	Stated	As Restated	of Adjustments

Current Assets	$36,568	$36,568	$0
Fixed Assets	$3,332	$3,332	$0

Total Assets	$39,900	$39,900	$0

Current Liabilities	$57,666	$57,666	$0

Common Stock	$0	$5,000	$5,000
Paid-In-Capital	$50,000	$51,492	$1,492
Receivable from Shareholder For Common Stock	$0	$(6,492)	$(6,492)
Retained Earnings	$(67,766)	$(67,766)	$0
Total Stockholders’ Equity	$(17,766)	$(17,766)	$0

Total Liabilities and
Stockholders’ Equity	$39,900	$39,900	$0

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 9 – RESTATEMENT (CONTINUED)

Subsequent to the issuance of the Company’s financial statements for the year ended December 31, 2007, the Company determined that the allowance for estimated returns for the Company had not been properly accounted for in accordance with Statements of Financial Accounting Standards  No. 48 “Revenue Recognition when Right of Return Exists” (“SFAS No. 48”).      The Company has restated its financial statements as of December 31, 2007 to account for this allowance in accordance with SFAS No. 48.  The effect of this change is as follows:

Balance Sheet

	As Previously		Net Effect
	Stated	As Restated	of Adjustments

Current Assets	$68,286	$65,536	$(2,750)
Fixed Assets	$3,658	$3,658	$0
Total Assets	$71,944	$69,194	$(2,750)

Current Liabilities	$95,113	$95,113	$0
Long-Term Liabilities	56,960	56,930	0

Common Stock	$5,000	$5,000	$0
Paid-In-Capital	$51,492	$51,492	$0
Retained Earnings	$(136,591)	$(139,341)	$(2,750)
Total Stockholders’ Equity	$(80,099)	$(82,849)	$(2,750)

Total Liabilities and
Stockholders’ Equity	$71,944	$69,194	$(2,750)

Income Statement

	As Previously		Net Effect
	Stated	As Restated	of Adjustments
Revenue	$272,654	$269,904	$(2,750)
Cost of Goods Sold	$158,374	$158,374	$0
Gross Profit	$114,280	$111,530	$(2,750)
Total Operating Expenses	$180,433	$180,433	$0
Net Operating Income	$(66,153)	$(68,903)	$(2,750)
Other Income and (Expense)	$(2,672)	$(2,672)	$0
Net (Loss)	$(68,825)	$(71,575)	$(2,750)

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 10 – NEW ACCOUNTING PRONOUCEMENTS

None of the following new pronouncements has current application to the Company, but will be implemented in the Company's future financial reporting when applicable.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements.  This statement indicates, among other things, that a fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. SFAS No. 157 defines fair value based upon an exit price model. Relative to SFAS No. 157, the FASB has issued FASB Staff Positions (FSP) 157-1 and 157-2. FSP 157-1 amends SFAS No. 157 to exclude SFAS No. 13, Accounting for Leases, and its related interpretive accounting pronouncements that address leasing transactions, while FSP 157-2 delays the effective date of SFAS No. 157 for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. We are required to adopt the recognition and disclosure provisions of SFAS No. 157 for financial assets and financial liabilities and for nonfinancial assets and nonfinancial liabilities that are remeasured at least annually as of the beginning of our fiscal year ended December 31, 2008.  The Company does not anticipate the implementation of SFAS No. 157 will have a material impact, if any, to the consolidated financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an Amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires an employer to recognize in its balance sheet an asset for a plan’s overfunded status or a liability for a plan’s underfunded status, measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year, and recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes are to be reported in comprehensive income and as a separate component of shareholders’ equity. SFAS No. 158 does not change the amount of net periodic benefit cost included in net earnings.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 10 – (CONTINUED)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. At the adoption date, unrealized gains and losses on existing items for which fair value has been elected are reported as a cumulative adjustment in retained earnings. Subsequent to adopting SFAS No. 159, changes in fair value are recognized in earnings. We are required to adopt SFAS No. 159 as of the beginning of our fiscal year ended December 31, 2008. We do not expect that SFAS No. 159 will have an impact on our financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, which replaces SFAS No. 141, Business Combinations. SFAS No. 141(R) retains the underlying concepts of SFAS No. 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting, but SFAS No. 141(R) changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS No. 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS No. 141(R) amends SFAS No. 109 such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS No. 141(R) would also apply the provisions of SFAS No. 141(R). Early adoption is not permitted. We are currently evaluating the effects, if any, that SFAS No. 141(R) may have on our financial statements.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 10 – (CONTINUED)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, with earlier adoption prohibited. This statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net earnings attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. The statement also amends certain of ARB No. 51’s consolidation procedures for consistency with the requirements of SFAS No. 141(R). This statement also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. We are currently evaluating SFAS No. 160 and anticipate that it will not have a significant impact on the reporting of our results of operations.

NOTE 11 – STOCKHOLDER’S EQUITY

As of December 31, 2006, the Company had outstanding receivable from shareholder for common stock of $6,492, respectively.  During 2007 the shareholder provided services to satisfy the amount owed.

SURFACE COATINGS, INC.
Consolidagted Balance Sheet
As of March 31, 2008
(Unaudited)

ASSETS
Current Assets
Cash and Cash Equivalents	$20,117
Accounts Receivable, net of Allowance of Doubtful Accounts of $1,363	26,282
Allowance for Estimated Returns	(2,750)
Inventory	45,742
Total Current Assets	89,391

Fixed Assets
Equipment	3,388
Leasehold Improvements	1,406
Less: Accumulated Depreciation and Amortization	(1,327)
Total Fixed Assets	3,467

TOTAL ASSETS	$92,858

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$41,938
Accrued Expenses	26,320
Due to Related Party	30,401
Line of Credit	26,256
Current Portion of Note Payable to Shareholder	10,703
Total Current Liabilities	135,618

Long Term Liabilities
Note Payable to Shareholder	12,392
Notes Payable to Related Parties	47,943
Total Long Term Liabilities	60,335

Total Liabilities	195,953

Stockholders' Equity
Common Stock, $.001 par value, 50,000,000 shares authorized,
5,000,000 shares issued and outstanding	$5,000
Additional Paid-In Capital	51,492
Retained Earnings (Deficit)	(159,587)
Total Stockholders' Equity (Deficit)	(103,095)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$92,858

The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Consolidated Statements of Income
For the Three Months Ended March 31, 2008 and 2007
(Unaudited)

	2008	2007

REVENUES	$143,997	$48,758

COST OF SALES	89,352	27,888
GROSS PROFIT	54,645	20,870

OPERATING EXPENSES
Depreciation and Amortization	191	155
Advertising Expense	7,130	1,145
General and Administrative Expenses	65,687	17,784
TOTAL OPERATING EXPENSES	$73,008	$19,084

NET OPERATING INCOME (LOSS)	(18,363)	1,786

OTHER INCOME (EXPENSE)
Interest Expense /Income	(1,883)	0
TOTAL OTHER INCOME (EXPENSE)	(1,883)	0

NET INCOME (LOSS) BEFORE INCOME TAXES	(20,246)	1,786

Provision for Income Taxes (Expense) Benefit	0	0

NET INCOME (LOSS)	$(20,246)	$1,786

BEGINNING RETAINED EARNINGS (DEFICIT)	(139,341)	(4,013)

ENDING RETAINED EARNINGS (DEFICIT)	$(159,587)	$(2,227)

EARNINGS PER SHARE

Weighted Average of Outstanding Shares	5,000,000	5,000,000
Income (Loss) for Common Stockholders	$(0.00)	$0.00

The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2008 and 2007
(Unaudited)

	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(20,246)	$1,786
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and Amortization	191	155
(Increase) Decrease in Accounts Receivable	4,840	(10,248)
(Increase) in Inventory	(12,224)	(4,529)
Increase (Decrease) in Accounts Payable	27,186	(15,283)
Increase in Accrued Expenses	5,571	1,973
Increase in Line of Credit	4,301	945

Net Cash Provided (Used) by Operating Activities	9,619	(25,201)

CASH FLOWS FROM INVESTING ACTIVITIES
	0	0
Net Cash Provided (Used) for Investing Activities	0	0

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment to Shareholder on Note Payable	(2,577)	0
Proceeds from Related Parties for Notes Payable	9,429	32,669
Net Cash Provided by Financing Activities	6,852	32,669

NET INCREASE IN CASH AND CASH EQUIVALENTS	16,471	7,468

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,646	52

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$20,117	$7,520

SUPPLEMENTAL DISCLOSURES

Cash Paid During the Year for Interest Expense	$1,883	$0

The accompanying notes are an integral part of these financial statements.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
March 31, 2008

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Surface Coatings, Inc. (“Surface Coatings”, the “Company”) is the parent company of Surface Armor, LLC, (“Surface Armor”) a company incorporated under the laws of the State of Texas on July 19, 2005.  The Company operates as a converter and distributor of temporary surface protection tapes, mainly to the construction industry and for the past two years has been developing its business. The Company is located in Texas and sells its product locally as a distributor and throughout the U.S. over the internet.

Surface Coatings is a private holding company established under the laws of Nevada on February 12, 2007, was formed in order to acquire 100% of the outstanding membership interests of Surface Armor.  On February 15, 2007, Surface Coatings issued 5,000,000 shares of common stock in exchange for a 100% equity interest in Surface Armor.  As a result of the share exchange, Surface Armor became the wholly owned subsidiary of Surface Coatings.  As a result, the members of Surface Armor owned a majority of the voting stock of Surface Coatings.  The transaction was accounted for as a reverse merger whereby Surface Armor was considered to be the accounting acquirer as its members retained control of Surface Coatings after the exchange, although Surface Coatings is the legal parent company.  The share exchange was treated as a recapitalization of Surface Coatings.  As such, Surface Armor, (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Surface Coatings had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.  The share exchange transaction was effected to change the state of incorporation to allow the opportunity for a reduction of franchise taxes under the new Texas franchise tax calculations and to facilitate the initial public offering.  At the time of the exchange transaction, Surface Coatings had no assets or liabilities and Surface Armor had assets of approximately $57,000 with equity of approximately $19,500.

The capital structure of Surface Coatings is presented as a consolidated entity as if the transaction had been effected in 2005 to consistently reflect the number of shares outstanding. However, the capital structure as presented is different that the capital structure that appears in the historical statements of Surface Armor, LLC in earlier periods due to the recapitalization accounting.

The Company operates on a calendar year-end.    Due to the nature of their operations, the Company operates in only one business segment.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
March 31, 2008

NOTE 1 – (CONTINUED)

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal  accounting control is designed to assure, among other items, that  1) recorded  transactions  are valid;  2) valid  transactions  are recorded;  and  3) transactions  are  recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company  for the  respective  periods  being presented.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting.  All intercompany balances and transactions are eliminated.  Investments in subsidiaries are reported using the equity method.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Reclassification:

Certain prior year amounts have been reclassified in the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows to conform to current period presentation.  These reclassifications were not material to the consolidated financial statements and had no effect on net earnings reported for any period.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
March 31, 2008

NOTE 1 – (CONTINUED)

Recently Issued Accounting Pronouncements:

The Company  does not expect  the  adoption  of  recently  issued  accounting pronouncements  to have a significant  impact on the Company’s  results of  operations, financial position or cash flows.  See Note 9 for a discussion of new accounting pronouncements.

Cash and Cash Equivalents:

Cash and cash equivalents includes cash in banks with original maturities of three months or less and are stated at cost which approximates market value, which in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections.  The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   Write offs are recorded at a time when a customer receivable is deemed uncollectible.  The Company has a large number of customers in various industries and geographies and establishes reasonable credit lines to limit credit risk.

Inventory Valuation:

Inventory is comprised of goods purchased for resale; therefore the Company has no raw materials or work in process.  The Company uses the specific identification and FIFO (“First In, First Out”) methods for inventory tracking and valuation.    Inventory is stated at the lower of cost or market value.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
March 31, 2008

NOTE 1 – (CONTINUED)

Fixed Assets:

Property and equipment are stated at cost less accumulated depreciation.  Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.  Depreciation is calculated on a straight-line basis over five to seven years.

Revenue Recognition:

The Company recognizes revenue from the sale of products in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will be recognized only when all of the following criteria have been met:

• Persuasive evidence of an arrangement exists;
• Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment;
• The price is fixed and determinable; and
• Collectibility is reasonably assured.

All inventory is shipped to customers FOB shipping point.  The risk of loss transfers to the customer at the time of shipment.  Currently all revenue is generated from the sale of products and no revenue is earned from services rendered.

The Company’s return policy allows customers to return products for up to 15 days after shipment.  Customer returns were $6,603 for the quarter ended March 31, 2008.  In accordance with Statement of Financial Accounting Standards ("SFAS") No. 48, "Revenue Recognition when Right of Return Exists," revenue is recorded net of a reserve to estimate returns, markdowns, price concessions and warranty costs. Such reserve is based on management's evaluation of historical experience and company and industry trends.  As of March 31, 2008, the allowance for estimated returns was $ 2,750.

Revenue is recorded net of any sales taxes charged to customers.

Cost of Goods Sold:

The types of costs included in Cost of Goods Sold are:

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
March 31, 2008

NOTE 1 – (CONTINUED)

• Direct material costs
• Purchasing, receiving and inspection
• Ingoing and outgoing freight

Income Taxes:

Income from the corporation is taxed at regular corporate rates per the Internal Revenue Code.  There are no provisions for current taxes due to net available operating losses.

Comprehensive Income:

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  For the three month period ended March 31, 2008, the Company had no items of other comprehensive income. Therefore, the net loss equals comprehensive loss for the quarter then ended.

NOTE 2 – FIXED ASSETS

Fixed Assets at March 31, 2008 are as follows:

2008
Property & Equipment	$3,388
Telephone System	1,406
Less: Accumulated Depreciation	(1,327)

Total Fixed Assets	$3,467

The Company’s fixed assets are depreciated on a straight-line basis over five to seven years, respectively.   Depreciation expense was $191 for the three months ended March 31, 2008.

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
March 31, 2008

NOTE 3 – DUE TO RELATED PARTIES

As of March 31, 2008, the Company owes $30,401 in accounts payable to related parties other than Trinity Heritage Partners, LLC (“Trinity”) for expenses paid on Surface Coating’s behalf.  The Company’s Vice-President, who is a also a shareholder of the Company, is also an officer and shareholder in Trinity.  There were no specified terms attached to the advances, therefore, and would be repaid out of future earnings from operations.

NOTE 4 – NOTES PAYABLE TO RELATED PARTIES

During 2007, the Company entered into the following note agreements with related parties:

Note Payable to Shareholder:

As of March 31, 2008, the Company owed the following amounts under a note agreement with a shareholder:

Current Portion	$10,703
Long-Term Portion	12,392
Total	$23,095

The Company’s President has loaned the Company $33,028 since inception and the balance was converted into a note payable during 2007.  In previous years, the amounts owed were reflected in “Due to Related Parties”.   This note bears interest at a rate of 10% and requires monthly payments of $1,066 for 36 months.   The total amount owed at March 31, 2008 was $23,095, of which $10,703 is due during the next twelve months and is classified as a current liability.  $12,392 is classified as a long-term liability.

Notes Payable to Related Parties:

As of March 31, 2008, the Company owed the following amounts under note agreements with related parties:

Trinity Operations Note	$27,943
Trinity Advance Note	$20,000
Total- All Long-Term	$47,973

29

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
March 31, 2008

NOTE 4 – NOTES PAYABLE TO RELATED PARTIES (CONTINUED)

The Company has borrowed $27,943 from Trinity to fund operations (“Trinity Operations Note”).    This note bears interest at a rate of 10% and is due in full on March 1, 2010 and is classified as a long-term liability.

As discussed in Note 3, the Company converted an advance from Trinity into a note payable (“Trinity Advance Note”) on December 31, 2007.    This note bears interest at a rate of 10% and is due in full on March 1, 2010 and is classified as a long-term liability.

NOTE 5 – LINE OF CREDIT

The Company has a line of credit (“LOC”) with Bank of America.  This LOC has a $30,000 credit limit, and bears an interest rate of 12.24% per annum.  The Company is required to make monthly payments equal to 1% of the outstanding balance plus the interest expense for the previous month.  As of March 31, 2008, the amount outstanding under this line of credit was $26,256.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company leases office space from Trinity and equipment from the Company’s President.  All of the Company’s leases are treated as operating leases.  Expiration dates range from August 2008 through August 2009.  Future commitments are as follows:

2008	$10,785
2009	4,759
2010 and After	0

Total	$15,544

Total rent expense for the three months March 31, 2008 was $2,540.  Equipment lease expense for the three months ended March 31, 2008 was $1,692.

30

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
March 31, 2008

NOTE 7 – INCOME TAXES

The Company has adopted SFAS No. 109, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable.  Under SFAS No. 109, income tax expense consists of taxes payable for the year and the changes during the year in deferred assets and liabilities.  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis and financial reporting basis of assets and liabilities.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The net deferred tax asset generated by the loss carryforward has been fully reserved.  The net operating loss was $159,587 as of March 31, 2008 and will expire in the years 2025 through 2027.

The cumulative tax effect at the maximum expected rate of 34% of significant items comprising the Company’s net deferred tax amounts are as follows at March 31, 2008:

2008
Federal income tax benefit attributable to:
Net operating loss	$53,324
Less: Valuation allowance	(53,324)
Net Refundable amount	$0

The realization of deferred tax benefits is contingent upon future earnings.

NOTE 8 – FINANCIAL CONDITION AND GOING CONCERN

The Company has an accumulated deficit through March 31, totaling $159,587 and had negative working capital of $46,227.  Because of this accumulated deficit, the Company will require additional working capital to develop its business operations.  The Company incurred this deficit in the initial years of operations and has increased its sales to the point that it became cash flow positive during the three months ended March 31, 2008.

The Company has experienced no loan defaults, labor stoppages, legal proceedings or any other operating interruption so far in 2008.  Therefore, these items will not factor into whether the business continues as a going concern, and accordingly, Management has not made any plans to dispose of assets or factor receivables to assist in generating working capital.

31

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
March 31, 2008

NOTE 8 – FINANCIAL CONDITION AND GOING CONCERN (CONTINUED)

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing, or additional loans from Management if there is need for liquidity.   Management may also consider reducing administrative costs and suspending all bonus and incentive programs.  There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company’s working capital requirements.  To the extent that funds generated from private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital.   No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital is not generated from operations, financing is not available, or Management cannot loan sufficient funds, the Company may not be able to continue its operations.

Although the Company faces many factors in its ability to continue as a going concern, including but not limited to, competition from larger and better capitalized companies, it believes it has developed a niche in the market and believes its continued marketing efforts will continue to produce more new customers as well as being able to service the existing customers.  During the three months ended March 31, 2008, the Company increased its sales and generated positive cash flow.   Should these things continue, Management believes it will eliminate the need for any outside funding in the remainder of 2008.

However, should the above concerns materialize, it is conceivable that the Company would have to suspend or discontinue operations.  Management believes that the efforts it has made to promote its operation will continue for the foreseeable future.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

32

SURFACE COATINGS, INC.
Notes to the Consolidated Financial Statements
March 31, 2008

NOTE 9 – NEW ACCOUNTING PRONOUCEMENTS

The following new pronouncements has no current application to the Company, but will be implemented in the Company's future financial reporting when applicable.

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows.     The Company does not anticipate the impact, if any, will be material upon adopting SFAS 161 on the consolidated financial statements.

33

No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this Prospectus.  If given or made, such other information or representation'; must not he relied upon as having been authorized by the Company or by any Underwriter.  This Prospectus does not constitute an offer to sell, or a solicitation of an otter to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

TABLE OF CONTENTS
Prospectus Summary	2
Corporate Information	2
Summary Financial Data	2
Risk Factors	3
Forward Looking Statements	6
Dilution	6
Plan of Distribution	7
Use of Proceeds	8
Description of Business	10
Management’s Discussion and Plan of Operations	19
Description of Property	20
Director’s, Executive Officers and Significant Employees	21
Remuneration of Officers and Directors	21
Interest of Management and Others in Certain Transactions	22
Principal Shareholders	22
Significant Parties	23
Securities Being Offered	23
Relationship with Issuer of Experts Named in Registration Statement	24
Legal Proceedings	24
Changes In and Disagreements with Accountants on Accounting
and Financial Disclosure	24
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities	24
Legal Matters	24
Experts	24
Dividend Policy	25
Capitalization	25
Transfer Agent	25
Financial Statements	F-1

Until the 90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.          Indemnification of Directors and Officers

Our certificate of incorporation provides that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada Revised Statutues, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article Thirteen of our Articles of Incorporation states:

No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that nothing contained herein shall limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their resignation as a director.

Item 2.          Other Expenses of Issuance and Distribution

All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by the Company. Neither the company or any shareholder has paid any premium on any policy to insure or indemnify directors or officers against any liabilities arising from the registration, offering, or sale of these securities.

The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts.

	Minimum	Maximum
SEC Filing Fee	$64	$64
Printing and Engraving Expenses	1,000	5,000
Legal Fees and Expenses	2,500	15,500
Edgar Fees	2,800	2,800
Accounting Fees and Expenses	3,000	3,000
Blue Sky Fees and Expenses	4,500	7,000
Miscellaneous	2,905	405
TOTAL	$16,769	$33,769

As more shares are sold, we anticipate legal fees to increase due to the liklihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.

Item 3.        Undertakings
1(a)	Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act (230.415 of this chapter), that the small business issuer will:
         (1)    File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
                (i)    Include any prospectus required by section 10(a)(3) of the Securities Act; and
                (ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
                (iii)    Include any additional or changed material information on the plan of distribution.
         (2)    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
         (3)    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
         (4)    For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to his registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Registrant hereby undertakes to request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act:
                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter ahs been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

Item 4.          Unregistered Securities Issued or Sold Within One Year

In February 2007, the Company issued 5,000,000 shares of common stock in exchange for 100% of the outstanding common stock of Surface Armor, LLC (SAL). Of the 5,000,000 shares issued, the officers received 4,500,000 shares and two unrelated individuals each received 250,000, each receiving their stock for their respective ownership in SAL. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in a private transaction in February 2007, the shareholders of a private corporation received their respective shares for their ownership of the Company which they received for equity in SAL. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

                                                        SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Rockwall, State of Texas, on June 30, 2008 .

Surface Coatings, Inc.

By: /s/ Richard Pietrykowski
      Richard Pietrykowski, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates stated.

Signature	Title	Date

/s/ Richard Pietrykowski Richard Pietrykowski	President, Secretary, Treasurer, Director	June 30, 2008

/s/ Richard Pietrykowski Richard Pietrykowski	Chief Executive Officer	June 30, 2008

/s/ Richard Pietrykowski Richard Pietrykowski	Chief Financial Officer	June 30, 2008

/s/ Richard Pietrykowski Richard Pietrykowski	Chief Accounting Officer	June 30, 2008

/s/ JohnDonahoe John Donahoe	Vice-President and Director	June 30, 2008

Item 5.       Exhibits

                The following Exhibits are filed as part of the Registration Statement:

Exhibit No.			Identification of Exhibit
2.1	*	-	Articles of Incorporation
2.4	*	-	By Laws
3.1	*	-	Specimen Stock Certificate
4.1	*	-	Form of Subscription Agreement
10.1		-	Consent of The Hall Group, CPA’s
11.1	*	-	Opinion and Consent of The Law Offices of J. Hamilton McMenamy, PC

* Filed previously